UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2012

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in Charter)

Delaware	1-43	45-6194071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr., Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware		19890-1615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed in a Current Report on Form 8-K filed on January 23, 2012, on January 20, 2012, in accordance with the Debtors’ Second Amended Joint Chapter 11 Plan dated as of March 18, 2011 of Motors Liquidation Company and certain of its affiliates as debtors and debtors in possession, the Motors Liquidation Company GUC Trust Agreement dated as of March 30, 2011 and executed by the parties thereto, and the Motors Liquidation Company Avoidance Action Trust Agreement dated as of March 30, 2011 and executed by the parties thereto (the “Avoidance Action Trust Agreement”), Wilmington Trust Company, solely in its capacities as (x) trust administrator and trustee (in such capacity, the “GUC Trust Administrator”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”) and (y) trust administrator and trustee (in such capacity, the “Avoidance Action Trust Administrator”) of the Motors Liquidation Company Avoidance Action Trust (the “Avoidance Action Trust”), filed a motion (the “Motion”) with the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), (i) solely in its capacity as GUC Trust Administrator, for authority to (a) liquidate shares of common stock (the “New GM Common Stock”) and warrants (the “New GM Warrants” and, together with the New GM Common Stock, the “New GM Securities”) of General Motors Company (“New GM”) to fund accrued and expected fees, costs, and expenses of the GUC Trust and the Avoidance Action Trust and (b) transfer New GM Securities from the GUC Trust to the Avoidance Action Trust to fund potential future tax liabilities of the Avoidance Action Trust, and (ii) solely in its capacity as Avoidance Action Trust Administrator, for court approval of an amendment to the Avoidance Action Trust Agreement (the “Amendment”).

Subsequent to the filing of the Motion, two separate requests for relief were withdrawn. First, on February 23, 2012, the GUC Trust Administrator withdrew its request for authority to transfer New GM Securities from the GUC Trust to the Avoidance Action Trust to fund potential future tax liabilities of the Avoidance Action Trust, without prejudice to the rights of the GUC Trust Administrator to request such relief in the future. Second, the Avoidance Action Administrator withdrew its request for relief with respect to the Amendment to the Avoidance Action Trust Agreement, with such relief to be requested at a future time. The GUC Trust Administrator submitted a proposed order to the Bankruptcy Court seeking approval of the remaining requests for relief, and on March 8, 2012, the Bankruptcy Court entered an order (the “Sale Order”) granting the remaining relief requested pursuant to the Motion. A copy of the Sale Order is attached as Exhibit 99.1 hereto.

Pursuant to the authority granted by the Sale Order, the GUC Trust Administrator plans to sell New GM Securities, the cash proceeds of which (net of any applicable costs, fees, expenses and taxes payable in respect thereof) are expected to approximate $40,229,318. The GUC Trust plans to retain approximately $26,515,318 of the proceeds from such sales to fund accrued and expected fees, costs, and expenses of the GUC Trust, and plans to transfer the remaining proceeds from such sales to the Avoidance Action Trust to be used to fund accrued and expected fees, costs, and expenses of the Avoidance Action Trust.

Forward-Looking Statements

This Form 8-K contains forward-looking statements about the assets, prospects and plans of the GUC Trust. Actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including, without limitation, the GUC Trust’s incurrence of professional fees and other expenses in connection with administration of the GUC Trust, economic conditions, changes in tax and other governmental rules and regulations applicable to the GUC Trust, fluctuations in the market price of the New GM Securities, and other risks, as well as various risks and uncertainties associated with New GM, as described in New GM’s periodic and current reports filed under the Securities Exchange Act of 1934, as amended, or Exchange Act. These risks and uncertainties are beyond the ability of the GUC Trust to control, and in many cases, risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements cannot be predicted. When used in this Form 8-K, the words “believes,” “estimates,” “plans,” “expects,” “intends,” and “anticipates” and similar expressions are intended to identify forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is furnished with this Form 8-K.

Exhibit No.	Description

99.1	Order Entered by the Bankruptcy Court for the Southern District of New York

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2012

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

By:	/s/ David A. Vanaskey
Name:	David A. Vanaskey
Title:	Vice President of Wilmington Trust Company

EXHIBIT INDEX

Exhibit No.	Description

99.1	Order Entered by the Bankruptcy Court for the Southern District of New York

5